Exhibit 99.1
                      [GRAPHIC OMITTED][ALLIANT ENERGY]

                                                                 Alliant Energy
                                                         Worldwide Headquarters
                                                       4902 North Biltmore Lane
                                                                 P.O. Box 77007
                                                         Madison, WI 53707-1007
                                                          www.alliantenergy.com
                                                          ---------------------
News Release
-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE             Media Contact: Chris Schoenherr (608) 458-3924
                                                 Karen Whitmer (608) 458-4839
                            Investor Relations:  Eric Mott (608) 458-3391

ALLIANT ENERGY ANNOUNCES $0.25 PER SHARE INCREASE IN EARNINGS FROM CONTINUING OPERATIONS IN FIRST QUARTER; ON TARGET TO MEET 2003 EARNINGS GUIDANCE
Alliant Energy continues focusing on the successful execution of its actions to strengthen its financial profile

      MADISON, Wis. - April 28, 2003 - Alliant Energy Corp. (NYSE: LNT) today reported income (loss) and earnings per share (EPS) from continuing operations for the first quarter of 2003 of $14.6 million and $0.16, respectively, compared to ($7.8) million and ($0.09) for the same period in 2002. Alliant Energy's net income (loss) and EPS for the first quarter of 2003 were ($0.5) million and ($0.01), respectively, compared to $9.7 million and $0.11 for the same period in 2002. Additional details regarding Alliant Energy's first quarter unaudited earnings are as follows (net income in millions):

                                                                             Q1 2003                    Q1 2002
                                                                     -----------------------------------------------------
Earnings from continuing operations:                                  Net Income      EPS       Net Income       EPS
                                                                     -----------------------------------------------------
    Utility                                                           $  31.0      $  0.34        $  27.0       $  0.30
    Non-regulated (AER)                                                 (10.7)       (0.12)         (32.6)        (0.36)
    Parent and other                                                     (5.7)       (0.06)          (2.2)        (0.03)
                                                                     -----------------------------------------------------
          Total earnings from continuing operations                      14.6         0.16           (7.8)        (0.09)
Earnings from discontinued operations: *
    Operating results (increase largely due to higher oil/gas prices)     4.0         0.04           (2.4)        (0.02)
    Non-cash valuation and other accounting adjustments:
       Southern Hydro SFAS 133 income                                     6.8         0.07           19.9          0.22
       Discontinuing depreciation, depletion and amortization
          of assets held for sale                                         7.9         0.09             -             -
       Valuation adjustments and selling costs                          (27.8)       (0.30)            -             -
                                                                     -----------------------------------------------------
          Total earnings from discontinued operations                    (9.1)       (0.10)          17.5          0.20
Cumulative effect of changes in accounting principles                    (6.0)       (0.07)            -             -
                                                                     -----------------------------------------------------
Net income/(loss)                                                     $  (0.5)     $ (0.01)        $  9.7       $  0.11
                                                                     =====================================================

* Alliant Energy classified its oil and gas, affordable housing and Australian businesses as assets held for sale and discontinued operations in the fourth quarter of 2002 and classified its SmartEnergy business as an asset held for sale and discontinued operations in the first quarter of 2003.

      The higher utility earnings from continuing operations were largely due to increased gas and electric margins, which were partially offset by higher operating expenses. The significant improvement in non-regulated results from continuing operations was primarily due to $0.26 per share of asset valuation charges recorded in the first quarter of 2002. Improvements in the results of the underlying operations of Alliant Energy's non-regulated businesses were largely offset by higher interest expense.

      Alliant Energy recorded after-tax valuation adjustments of $26 million in the first quarter of 2003 to reflect updated estimates of the market value, less selling costs, of the $1 billion of assets it has classified as assets held for sale. Alliant Energy anticipates closing on the sale of its Australian business in late April and expects to realize an after-tax gain significantly higher than the valuation adjustments recorded in the first quarter related to Alliant Energy's other assets held for sale. As a result, the estimated proceeds available to Alliant Energy for debt reduction from planned asset divestitures remains within a range of $800 million to $1 billion.

Alliant Energy - First Quarter 2003 Earnings
Page 2 of 6
April 28, 2003

      "We are very pleased with the significant progress we have made in the execution of the plans we announced in November 2002 to strengthen our financial profile and to narrow our strategic focus," said Erroll B. Davis, Jr., chairman, president and CEO of Alliant Energy. "Our focus will remain on the continued successful execution of these strategic actions. Given the significant rate relief we received in the second quarter of 2003, we are affirming our 2003 earnings guidance for earnings from continuing operations."

                      Earnings From Continuing Operations

      A summary of Alliant Energy's EPS from continuing operations for the first quarter is as follows:

                                                                   2003 *           2002           Variance
                                                                -------------    ------------    -------------
     Utility operations:
         Gas margins                                                                               $   .15
         Electric margins                                                                              .05
         Operating expenses                                                                           (.16)
                                                                                                 -------------
     Total utility operations                                    $    .34          $   .30             .04

     Non-regulated operations business units:
         McLeodUSA valuation adjustment                              -                (.14)            .14
         Integrated Services                                          .02             (.06)            .08
         Energy Technologies                                         -                (.04)            .04
         Investments                                                  .01              .01             -
         International                                               (.09)            (.09)            -
         Non-regulated Generation                                    (.02)            (.01)           (.01)
         Other (primarily interest expense/income)                   (.04)            (.03)           (.01)
                                                                -------------    ------------    -------------
     Total non-regulated operations                                  (.12)            (.36)            .24

     Parent company and other                                        (.06)            (.03)           (.03)
                                                                -------------    ------------    -------------

Earnings per share from continuing operations                   $    0.16        $   (0.09)       $   0.25
                                                                =============    ============    =============


* The 2003 EPS amounts have been computed based on the average shares outstanding in 2002. Alliant Energy reports the dilutive impact of increased shares outstanding as a separate earnings variance item if it is material.

      The higher gas and electric margins resulted from the impact of various rate increases implemented in 2002 and higher sales volumes largely due to more favorable weather conditions in the first quarter of 2003 compared to the same period in 2002 as well as continued modest retail customer growth. Alliant Energy continued to see modest improvements in the economy in its utility service territories as evidenced by a 2% increase in electric sales to industrial customers in the first quarter of 2003 compared to the same period in 2002. The positive impacts on electric margin noted above were partially offset by higher purchased power and fuel costs.

      The increase in utility operating expenses was primarily due to increased depreciation and amortization, fossil and nuclear generation and employee benefits expenses. A significant portion of these cost increases are being recovered as a result of the rate increases implemented in 2002. Alliant Energy also received two additional rate orders in April 2003.

      "Our domestic utility operations continue as the foundation of Alliant Energy," said Davis. "They continue to provide safe, reliable and environmentally sound utility service to our customers and we are pleased with the continued progress we are making in our various utility rate cases, which is a key component in improving our financial profile."

Alliant Energy - First Quarter 2003 Earnings
Page 3 of 6
April 28, 2003


      In addition to the $0.14 per share asset valuation charge recorded in the first quarter of 2002 related to Alliant Energy's investment in McLeodUSA, Alliant Energy also recorded asset valuation charges of $0.06 and $0.04 per share in the first quarter of 2002 within its Integrated Services and Energy Technologies business units.

                Cumulative Effect of Changes in Accounting Principles

      Alliant Energy recorded charges of $0.05 and $0.02 per share in the first quarter of 2003 for the cumulative effect of changes in accounting principles related to the adoption on Jan. 1, 2003 of SFAS 143 (Accounting for Asset Retirement Obligations) and EITF Issue 02-3 (Issues Related to Accounting for Contracts Involved in Energy Trading and Risk Management Activities) within its oil and gas (which is being reported as discontinued operations) and Integrated Services businesses, respectively.

                            2003 Earnings Guidance

      Alliant Energy's 2003 earnings guidance for earnings from continuing operations is a range of $1.45-1.65 per share, which includes guidance for its domestic utility operations of $1.75-1.95 per share. This guidance does not include any potential asset valuation charges that Alliant Energy may incur in 2003, the impact of certain non-cash SFAS 133 valuation adjustments or the impact of any cumulative effects of changes in accounting principles. Alliant Energy is currently unable to provide meaningful earnings guidance for its discontinued operations given uncertainties related to the timing of the closing of each asset divestiture, the values realized from each asset divestiture, the transaction structures Alliant Energy utilizes to exit these businesses, various other accounting adjustments or other charges and/or income related to the proposed asset sales and earnings volatility related to the non-cash valuation adjustments associated with the electricity derivatives outstanding at Southern Hydro. The guidance also assumes the four businesses reported as discontinued operations at March 31, 2003, continue to be classified as held for sale until sold, and no additional businesses included in the guidance for continuing operations are classified as held for sale in 2003.

Drivers for Alliant Energy's earnings from continuing operations estimates include, but are not limited to:

o Normal weather conditions in its domestic and international utility service territories
o     Economic development and sales growth in its utility service territories
o     Continuing cost controls and operational efficiencies
o Ability of its domestic and international utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in current and future rate proceedings as well as their ability to recover purchased power and fuel costs
o Improved results of its Brazil investments and no material adverse changes in the rates allowed by the Brazilian regulators
o     Improved results from its other non-regulated businesses
o No material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments
o     Other stable business conditions, including an improving economy
o     Continued access to the capital markets
o Ability of Alliant Energy to successfully execute its proposed asset divestitures at values and timelines that are consistent with the assumptions underlying its earnings guidance

Alliant Energy - First Quarter 2003 Earnings
Page 4 of 6
April 28, 2003



                         Quarterly Earnings Conference Call

 A conference call to review the first quarter 2003 earnings and other financial issues is scheduled for Monday, April 28 at 10:00 a.m. central time. Alliant Energy Chairman, President and CEO Erroll B. Davis, Jr. and Chief Financial Officer Thomas M. Walker will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 877-809-7604 (no pass code is needed) or by listening to a webcast of the call on the company's Web site at www.alliantenergy.com/investors. A replay of the call will be available
-------------------------------
through May 2, 2003, at 800-642-1687 (conference ID #9594554). An archive of the webcast will be available on the company's Web site at www.alliantenergy.com/investors.
-------------------------------

                                         ---

      Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company (IP&L) and Wisconsin Power and Light Company (WP&L) - and of Alliant Energy Resources, Inc., the parent company of Alliant Energy's non-regulated operations. Alliant Energy is an energy-services provider that serves more than three million customers worldwide.

      This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "2003 Earnings Guidance" section of this press release; regulatory or governmental actions, including with respect to rates and payment of dividends; economic and political conditions in Alliant Energy's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; Alliant Energy's ability to identify and successfully complete proposed asset divestitures, acquisitions and development projects; material changes in the value of Alliant Energy's investments; access to technological developments; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "2003 Earnings Guidance" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all "per share" references in this release refer to earnings per diluted share.

Alliant Energy - First Quarter 2003 Earnings
Page 5 of 6
April 28, 2003

                                      ALLIANT ENERGY CORPORATION
                             CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                   For the Three Months Ended March 31,
                                                                          2003              2002
--------------------------------------------------------------------------------------------------------
                                                                (in thousands, except per share amounts)
Operating revenues:
  Electric utility                                                        $443,025         $370,762
  Gas utility                                                              257,881          128,241
  Non-regulated and other                                                  194,884           72,433
                                                                   -------------------------------------
                                                                           895,790          571,436
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Operating expenses:
  Electric and steam production fuels                                       72,415           62,610
  Purchased power                                                          129,315           72,337
  Cost of utility gas sold                                                 188,325           83,756
  Other operation and maintenance                                          315,646          185,399
  Depreciation and amortization                                             81,972           75,682
  Taxes other than income taxes                                             26,076           27,788
                                                                   -------------------------------------
                                                                           813,749          507,572
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Operating income                                                            82,041           63,864
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Interest expense and other:
  Interest expense                                                          55,514           44,487
  Interest income from loans to discontinued operations, net                (3,254)          (3,366)
  Equity (income) loss from unconsolidated investments                       4,254           (3,213)
  Allowance for funds used during construction                              (3,861)          (1,654)
  Preferred dividend requirements of subsidiaries                            4,158            1,682
  Impairment of available-for-sale securities of McLeodUSA Inc.                 --           21,174
  Miscellaneous, net                                                         2,415            9,604
                                                                   -------------------------------------
                                                                            59,226           68,714
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations before income taxes                22,815           (4,850)
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income taxes                                                                 8,176            2,941
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                                    14,639           (7,791)
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income (loss) from discontinued operations, net of tax                      (9,134)          17,534
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Income before cumulative effect of changes in
   accounting principles, net of tax                                         5,505            9,743
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Cumulative effect of changes in accounting
   principles, net of tax                                                   (5,983)              --
                                                                   -------------------------------------
--------------------------------------------------------------------------------------------------------
Net income (loss)                                                            ($478)          $9,743
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Average number of common shares outstanding (diluted)                       92,538           90,054
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Earnings per average common share (basic and diluted):
     Income (loss) from continuing operations                               $0.16           ($0.09)
     Income (loss) from discontinued operations                             (0.10)            0.20
     Cumulative effect of changes in accounting principles                  (0.07)             --
                                                                   -------------------------------------
     Net income (loss)                                                     ($0.01)           $0.11
                                                                   =====================================
--------------------------------------------------------------------------------------------------------
Dividends declared per common share                                         $0.25            $0.50
                                                                   =====================================
--------------------------------------------------------------------------------------------------------


Alliant Energy - First Quarter 2003 Earnings
Page 6 of 6
April 28, 2003

                                      KEY STATISTICS

                                                                For the Twelve Months
                                                                   Ended March 31,
                                                                  2003           2002
                                                            -------------------------------
                                                                 (in thousands, except
                                                                   per share amounts)

   Operating revenues                                           $2,762,695      $2,356,039
   Income (loss) from continuing operations                       $109,886        $102,444
   Net income                                                      $96,660        $172,906
   Average common shares (diluted)                                  91,580          83,350
   Earnings per share (diluted)                                      $1.06           $2.07

-------------------------------------------------------------------------------------------

                                                                 For the Three Months
                                                                   Ended March 31,
                                                                  2003           2002
                                                            -------------------------------

Domestic utility electric sales from ultimate customers              6,353           6,015
(thousands of MWh)

Total domestic utility electric sales                                7,735           7,261
(thousands of MWh)

Utility gas sold & transported                                      41,605          35,532
(thousands of dekatherms)

-------------------------------------------------------------------------------------------

Book value per share at March 31                                    $19.93         $21.19

-------------------------------------------------------------------------------------------
